UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

22nd Century Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

The 2018 annual meeting of stockholders of 22nd Century Group, Inc. (the “Company”) will be held in the 6th Floor Conference Center of The Larkin Center of Commerce, 701 Seneca Street, Buffalo, New York 14210, on Friday, April 27, 2018, beginning at 10:30 A.M. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	The election of each of Henry Sicignano, III and Richard M. Sanders, the nominees named in the attached proxy statement, as a Class I Director to serve for a term expiring at the annual meeting of stockholders to be held in 2021 and until his respective successor has been elected and qualified;

(2)	The approval, on an advisory basis, of the 2017 compensation of the Company’s named executive officers;

(3)	The ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered certified public accounting firm for fiscal 2018; and

(4)	The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 2, 2018, are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

It is hoped you will be able to attend the meeting, but in any event, please vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 27, 2018: The 2017 Annual Report on Form 10-K and proxy statement of 22nd Century Group, Inc. are available online at https://ir.xxiicentury.com/sec-filings-xbrl. For directions to the annual meeting, please contact Nathan Schmitt at 716-270-1523 or through www.xxiicentury.com/contact.

By Order of the Board of Directors,

Henry Sicignano, III
President and Chief Executive Officer

Dated: March 19, 2018

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22nd Century Group, Inc.

8560 Main Street

 Williamsville, New York 14221

2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 27, 2018

PROXY STATEMENT

The Board of Directors of 22nd Century Group, Inc. (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held in the 6th Floor Conference Center of The Larkin Center of Commerce, 701 Seneca Street, Buffalo, New York 14210, on Friday, April 27, 2018, beginning at 10:30 A.M. local time, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement and the accompanying form of proxy are first being sent to stockholders on or about March 19, 2018.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2018 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 2, 2018, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board, the compensation of Directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, March 2, 2018, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote 124,136,087 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by the Chairman of the Board or the executive officers of the Company, may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of common stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

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Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third (33.33%) of the voting power of common stock issued and outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting.

Each stockholder receiving proxy materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal. The Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxy’s the discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment. Our board of directors has designated Thomas L. James and John T. Brodfuehrer, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our Secretary or by mailing a proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your bank, broker, other record holder of your shares or other nominee or, if you have obtained a legal proxy from your bank, broker, other record holder of your shares or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

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Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

The nominees receiving the highest vote totals of the eligible shares of our common stock that are present, in person or by proxy, and entitled to vote at the meeting will be elected as our directors. The approval of the advisory resolution on executive compensation and the ratification of the appointment of Freed Maxick CPAs, P.C. (“Freed”) require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

How are votes counted?

With regard to the election of our director nominees, votes may be cast in favor or withheld and votes that are withheld will be excluded entirely from the vote and will have no effect. You may not cumulate your votes for the election of our director nominees.

For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against each of the proposals.

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2018 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Freed Maxick CPAs, P.C. (“Freed”) as our independent registered certified public accounting firm for fiscal 2018. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Freed as our independent registered certified public accounting firm without receiving voting instructions from you.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 2, 2018, by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current Directors and executive officers, and (iii) all our current Directors and executive officers as a group. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of March 2, 2018 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The address of named beneficial owners that are officers and/or directors of the Company is: c/o 22nd Century Group, Inc., 8560 Main Street, Williamsville, New York 14221. The following table is based upon information supplied by officers and Directors, and with respect to 5% or greater stockholders who are not officers or Directors, information filed with the SEC.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Management and Directors:

Henry Sicignano, III (2)	5,936,457	4.7%
James E. Swauger, Ph.D. (3)	-	*
John T. Brodfuehrer (4)	633,114	*
Thomas L. James, Esq. (5)	729,681	*
Joseph Alexander Dunn, Ph.D. (6)	556,323	*
James W. Cornell (7)	616,323	*
Richard M. Sanders (8)	393,376	*
Nora B. Sullivan (9)	316,394	*

All directors and executive officers as a group (8 persons) (2) - (9)	9,181,668	7.2%

5% Owners:
None	-	-

(1) Based on 124,136,087 shares of common stock issued and outstanding as of March 2, 2018.

(2) Consists of (a) 2,549,422 shares of common stock, (b) 2,542,347 shares of common stock held by Henry Sicignano III Group, LLC, and (c) 844,688 shares of common stock issuable upon exercise of stock options. 363,844 shares of common stock issuable upon exercise of stock options are not included in the number of beneficially owned shares because they do not vest within 60 days of March 2, 2018. Mr. Sicignano is Managing Member of Henry Sicignano III Group, LLC and, accordingly, exercises voting and investment power with respect to the shares held by Henry Sicignano III Group, LLC.

(3) 1,200,000 shares of common stock issuable upon exercise of stock options are not included in the number of beneficially owned shares because they do not vest within 60 days of March 2, 2018.

(4) Consists of (a) 262,500 shares of common stock and (b) 370,614 shares of common stock issuable upon the exercise of stock options. 150,043 shares of common stock issuable upon exercise of stock options are not included in the number of beneficially owned shares because they do not vest within 60 days of March 2, 2018.

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(5) Consists of (a) 100,000 shares of common stock and (b) 629,681 shares of common stock issuable upon the exercise of stock options. 128,057 shares of common stock issuable upon exercise of stock options are not included in the number of beneficially owned shares because they do not vest within 60 days of March 2, 2018.

(6) Consists of (a) 107,947 shares of common stock and (b) 448,376 shares of common stock issuable upon the exercise of stock options.

(7) Consists of (a) 167,947 shares of common stock and (b) 448,376 shares of common stock issuable upon the exercise of stock options.

(8) Consists of (a) 55,000 shares of common stock and (b) 338,376 shares of common stock issuable upon the exercise of stock options.

(9) Consists of (a) 16,375 shares of common stock and (b) 300,019 shares of common stock issuable upon exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on a review of the Securities and Exchange Commission filed ownership reports during 2017, the Company believes that all Section 16(a) filing requirements were met during 2017, except one late Form 4 filed by James E. Swauger on November 8, 2017 reporting the award of stock options.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

The number of authorized Directors as of the date of this proxy statement is six (6), with five (5) persons currently serving as directors and with one (1) vacancy on the Board. The nominees have indicated to the Company that they will be available to continue to serve as a Director. If a nominee named herein for election as a Director should for any reason become unavailable to serve prior to the annual meeting, the Board may, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time.

We maintain a staggered Board of Directors divided into three classes. Each Director generally serves for a term ending on the date of the third annual stockholders’ meeting following the annual stockholders’ meeting at which such director’s class was most recently elected and until his or her successor is duly elected and qualified.

Currently, there are two Directors in Class I (Henry Sicignano, III and Richard M. Sanders), two Directors in Class II (Joseph A. Dunn and Nora B. Sullivan), and one director in Class III (James W. Cornell). There is a vacancy in our Class III Director position. The Corporate Governance and Nominating Committee of our Board has nominated Messrs. Sicignano and Sanders to be re-elected as a Class I Director. Information about Messrs. Sicignano and Sanders is set forth below.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the Board’s nominee with respect to all proxies we receive unless instructions to the contrary are provided. If Mr. Sicignano or Mr. Sanders becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our Directors have no reason to believe that Mr. Sicignano or Mr. Sanders will be unable to serve if elected. We strongly encourage our Directors to attend our annual meeting. All our then-serving Directors attended our 2017 annual meeting.

The following sets forth certain information, as of March 2, 2018, about the Board’s nominees for election at the annual meeting and each Director of our Company whose term will continue after our annual meeting.

Nominees for Election at the Annual Meeting

Class I Directors — Terms Expiring 2021

Henry Sicignano, III, MBA. Mr. Sicignano, age 50, has served as our Chief Executive Officer since March 3, 2015, as our President since January 25, 2011, as our Secretary from January 25, 2011 to May 27, 2014, as a Director since March 4, 2011, as Chief Operating Officer from October 25, 2014 to March 3, 2015, and previously as interim Chief Financial Officer from July 6, 2012 to April 1, 2013. From August 2005 to April 2009, Mr. Sicignano served as a General Manager and as the Director of Corporate Marketing for NOCO Energy Corp., a petroleum products company; and from March 2003 to July 2005, as Vice President of Kittinger Furniture Company, Inc., a fine furniture manufacturer. From February 1997 through July 2002, he served as Vice President and Marketing Director of Santa Fe Natural Tobacco Company, a specialty tobacco company, prior to the sale of that company to R.J. Reynolds Tobacco Company in 2002. Mr. Sicignano holds a B.A. Degree in Government from Harvard College and an M.B.A. Degree from Harvard University. Mr. Sicignano’s extensive experience in competitive strategy, business development and management, including in the tobacco industry, led to our conclusion that he should serve as a director of our Company.

Richard M. Sanders. Mr. Sanders, age 65, has served as a Director since December 9, 2013. Since August 2009, Mr. Sanders has served as a General Partner of Phase One Ventures, LLC, a venture capital firm which focuses on nanotechnology and biotechnology start-up opportunities in New Mexico and surrounding states. From January 2002 until June 2009, Mr. Sanders served as President and CEO of Santa Fe Natural Tobacco Company (“SFNTC”), a division of Reynolds American, Inc., which manufactures and markets the Natural American Spirit cigarette brand. During his 7-year tenure as head of SFNTC, Mr. Sanders tripled Natural American Spirit’s market share and SFNTC’s operating earnings and directed the successful expansion of Natural American Spirit into international markets in Western Europe and Asia. Prior to directing SFNTC’s robust growth, Mr. Sanders worked for R.J. Reynolds Tobacco Company where he began his career as a marketing assistant in 1977. From 1987 to 2002, he served in a wide spectrum of executive positions including, among others, Senior Vice President of Marketing and Vice President of Sales. A native of Minneapolis, Mr. Sanders earned a bachelor’s degree in political science from Hamline University in St. Paul and an M.B.A. Degree in Marketing from Washington University in St. Louis, Missouri. Mr. Sanders’ extensive experience in management, including in the tobacco industry, led to our conclusion that he should serve as a director of our Company.

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RECOMMENDATION OF THE BOARD: The Board of Directors recommends a vote for the above director nominees.

Directors Continuing in Office

Class II Directors — Terms Expiring 2019

Joseph Alexander Dunn, Ph.D. Dr. Dunn, age 64, has served as a Director since March 4, 2011. Dr. Dunn is currently Associate Dean for Research and Professor of Pharmaceutical Sciences at D’Youville College of Pharmacy in Buffalo, New York and has served in this capacity since April 1, 2010. Dr. Dunn has also served as Chief Executive Officer of the National Center for Food and Agricultural Policy in Washington, D.C. since November 1, 2009 and as Chief Executive Officer and Director of Research at OmniPharm Research International, Inc., a drug company, and affiliated entities, Therex Technologies Inc., a drug company, and Therex LLC, a drug company, each located in Buffalo, New York since January of 1994. From May 1, 2008 until January 20, 2009, Dr. Dunn served as Deputy Under Secretary and from August 1, 2006 until April 30, 2008, Dr. Dunn served as Senior Scientific Advisor at the United States Department of Agriculture, Research, Education and Economics Mission Area in Washington, D.C. From December 1, 2006 until April 30, 2008, Dr. Dunn served as Executive Director of the United States Department of Agriculture NAREEE Advisory Board. From July of 1998 until July 1, 2006, Dr. Dunn served as Research Associate Professor in the Department of Oral Biology, School of Dental Medicine, at the State University of New York at Buffalo. Since June 1, 2010, Dr. Dunn has served as a member of the Board of Directors of Brothers of Mercy, Inc., a not-for-profit nursing and rehabilitation concern. Dr. Dunn holds a B.S. Degree in Medical Chemistry and a Ph.D. Degree in Pharmacology, both from the State University of New York at Buffalo School of Pharmacy. Dr. Dunn also served as a Postdoctoral Fellow in the Department of Pharmacology at Harvard Medical School and as a Staff Fellow at the National Institutes of Health, National Cancer Institute Laboratory of Cellular Carcinogenesis and Tumor Promotion. Dr. Dunn’s extensive scientific and regulatory background led to our conclusion that he should serve as a director of our Company.

Nora B. Sullivan. Ms. Sullivan, age 60, has served as a Director since May 18, 2015. Ms. Sullivan is currently President of Sullivan Capital Partners, LLC, a financial services company providing investment banking and consulting services to closely-held businesses. Prior to founding Sullivan Capital Partners in 2004, Ms. Sullivan worked for The Citigroup Private Bank from 2000 to 2004, providing wealth management and private equity services to high net worth individuals. From 1995 to 1999, Ms. Sullivan was Executive Vice President of Rand Capital Corporation (NASDAQ: RAND), a publicly traded closed-end investment management company providing capital and managerial expertise to small and mid-size businesses. Ms. Sullivan is a member of the Boards of Directors of Evans Bancorp, Inc. (NYSE: EVBN), Independent Health, Robinson Home Products, and Rosina Food Products. She is Chairman of the Technology Transfer Committee of the Roswell Park Cancer Institute. Ms. Sullivan holds an M.B.A. Degree in Finance and International Business from Columbia University Graduate School of Business and a J.D. Degree from the University of Buffalo School of Law. Ms. Sullivan’s extensive experience in investment banking, business strategy, business development and management led to our conclusion that she should serve as a director of our Company.

Class III Director — Term Expiring 2020

James W. Cornell. Mr. Cornell, age 61, has served as a Director since March 4, 2011 and Chairman of the Board since October 25, 2014. Mr. Cornell is currently the President and Chief Executive Officer of Praxiis, LLC, an enterprise that provides support for clients in organizational change, leadership development and transactional advisory services. He has served in this capacity since October 1988. Mr. Cornell is also the current Managing Member of Larkin Center Management, LLC, a real estate development company, and has served in this capacity since October 2010. From September 2006 until September 2010, Mr. Cornell served as Managing Director of New York New Jersey Rail, LLC, which is part of the national transportation rail system and moves rail freight by rail barge across New York City Harbor. From March 2005 until September 2008, Mr. Cornell served as the Chairman of the Board of Directors of New York Regional Rail Corp., which operates as a short-haul regional trucking and rail transportation company. From April 2006 until February 2007, Mr. Cornell served as Chief Restructuring Officer of Regus Industries, a waste management firm, and from January 2001 until November 2004, he served as Special Advisor to Pinkerton Government Services, Inc. and Securitas Nuclear and Government Services Unit, security services providers to the energy industry and government. Mr. Cornell holds a B.S. Degree in Business, Management, and Economics and an M.B.A. Degree, both from the State University of New York, Empire College. Mr. Cornell’s extensive business management, strategy, and leadership experience led to our conclusion that he should serve as a director of our Company.

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CORPORATE GOVERNANCE

Board Composition

Directors hold office for a term ending on the date of the third annual stockholders’ meeting following the annual meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our Directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors and/or the stockholders. Our Board of Directors currently consists of five (5) members with one (1) vacancy on the Board in Class III.

Board Leadership Structure

Our Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and Chairman position as determined by our Board to be in the best interest of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions.

The positions of Chief Executive Officer and Chairman have been separate positions since October 25, 2014, when our Board elected James W. Cornell as the non-executive Chairman of the Board. Our Board retains the authority to modify this structure to best address our Company’s unique circumstances as and when appropriate.

Board Role in Risk Oversight

Our full Board is responsible for the oversight of our operational risk management process. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our audit committee, including risks relating to execution of our growth strategy, with appropriate reporting to the full Board. Our Board relies on our compensation committee to address significant risk exposures facing our Company with respect to compensation. Our compensation committee periodically conducts a review of our compensation policies and practices to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect our Company.

Number of Meetings of the Board of Directors

The Board held four (4) meetings during 2017. Directors are expected to attend Board meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each Director attended at least 75% of the aggregate number of meetings of the Board during 2017.

Director Independence

The Board has determined that each of Joseph Alexander Dunn, Ph.D., James W. Cornell, Richard M. Sanders and Nora B. Sullivan qualify as “independent” directors under the applicable definition of the listing standards of the New York Stock Exchange American market (“NYSE American”).

Stockholder Communications

Stockholders may send communications to the Company's Directors as a group or individually, by writing to those individuals or the group: c/o the General Counsel of 22nd Century Group, Inc., 8560 Main Street, Williamsville, New York 14221. The General Counsel will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended Director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any Director may review communication that is not forwarded to the Directors pursuant to this policy.

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Committees of the Board of Directors

Our Board of Directors currently has four active committees: (i) a Corporate Governance and Nominating Committee, (ii) an Audit Committee, (iii) a Compensation Committee and (iv) a Scientific & Technical Advisory and Support Committee. Each of these Board committees are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting. The charters of each of our committees are available on the investor relations section of our website at www.xxiicentury.com.

Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Ms. Sullivan and Messrs. Cornell, Sanders and Dunn, with Ms. Sullivan serving as chair.  The Corporate Governance and Nominating Committee is responsible for: (a) developing and recommending corporate governance principles and procedures applicable to our board and employees; (b) recommending committee composition and assignments; (c) overseeing annual self-evaluations by the Board, its committees, individual directors and management with respect to their respective performance; (d) maintaining a process for the consideration of director candidates, (e) identifying and recommending individuals qualified to become directors; (f) assisting in succession planning; (g) recommending whether incumbent directors should be nominated for re-election to our Board; (h) reviewing the adequacy of the Corporate Governance and Nominating Committee Charter on an annual basis; and (i) maintaining a continuing education program for directors.  The Nominating and Governance Committee met four (4) times during 2017.

Nominations of persons for election to the Board at the annual meeting may also be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Audit Committee

The Audit Committee consists of Ms. Sullivan and Messrs. Cornell and Sanders, with Mr. Cornell serving as chair. Our Board has determined that Mr. Cornell and Ms. Sullivan are the Audit Committee financial experts as defined under the rules of the U.S. Securities and Exchange Commission (“SEC”) and that all Audit Committee members are independent under the applicable listing standards of the NYSE American and applicable rules of the SEC related to audit committee members. The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee met four (4) times during 2017.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, discusses with management the Company’s policies with respect to risk assessment and risk management and reviews the adequacy of the Audit Committee charter on an annual basis.

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Compensation Committee

The Compensation Committee consists of Ms. Sullivan and Messrs. Sanders and Cornell, with Mr. Sanders serving as chair. The Compensation Committee establishes, administers and reviews our policies, programs and procedures for compensating our executive officers and directors. The Compensation Committee met five (5) times during 2017.

The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis.

Scientific & Technical Advisory and Support Committee

The Scientific & Technical Advisory and Support Committee consists of Dr. Dunn, Mr. Cornell and Mr. Sicignano, with Dr. Dunn serving as Chair. The Scientific & Technical Advisory and Support Committee reviews management's direction and investment in research, development and technology initiatives to ensure that the scientific strategy and its implementation are consistent with and support the strategic and business objectives of the Company. The Scientific & Technical Advisory and Support Committee also works with management and the Board to identify operational risks with respect to current and future research and development programs and products and technology in which the Company is investing its research and development efforts. The Scientific & Technical Advisory and Support Committee met three (3) times during 2017.

The Scientific & Technical Advisory and Support Committee may appoint an independent Scientific Advisory Board to assist the Committee, management and the Board on an advisory basis with respect to the research, development, clinical, regulatory and commercial plans and activities relating to research, manufacture, use and/or sale of the Company’s products. The Scientific Advisory Board would meet on an ad hoc basis with members of the Scientific & Technical Advisory and Support Committee and may attend meetings of the Board at the Board’s request.

Director Compensation

In 2017, non-employee Directors each received an annual cash retainer of $35,000 plus an equity award of stock options valued at $80,100 (equaling 100,000 shares underlying each such stock option) under our equity incentive plan with an exercise price of $1.39 per share, with such stock options vesting on April 1, 2018 and having a term of five years. In addition, each non-employee Director received $2,000 for attendance at each regularly-scheduled quarterly Board meeting. The non-employee Directors received $5,000 per annum for chairing a Board Committee and $1,000 per annum for participating on a Board Committee where they did not serve as the chair. The Chairman of the Board also received $25,000 per annum for serving in that position.

		Fees Earned
		or paid	Option	All Other
Name	Year	in cash	Awards (1)	Compensation	Total
James W. Cornell	2017	$76,000	$80,100	$-	$156,100

Joseph A. Dunn, Ph.D.	2017	$49,000	$80,100	$-	$129,100

Richard M. Sanders	2017	$50,000	$80,100	$-	$130,100

Nora B. Sullivan	2017	$50,000	$80,100	$-	$130,100

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(1)	Represents the grant date fair value calculated pursuant to FASB ASC 718. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used for options granted in 2017:

Risk-free interest rate	1.79%
Expected dividend yield	0%
Expected stock price volatility	90%
Expected life of options	3 years

EXECUTIVE OFFICERS

Certain information regarding our executive officers as of March 2, 2018 is provided below:

Name	Age	Position
Henry Sicignano, III	50	President, Chief Executive Officer and Director
James E. Swauger, Ph.D.	56	Senior Vice President of Science and Regulatory Affairs
John T. Brodfuehrer	60	Chief Financial Officer
Thomas L. James, Esq.	59	Vice President, General Counsel and Secretary

For information with respect to Henry Sicignano, III, please see the information about the members of our Board of Directors on the preceding pages. There are no family relationships among our Directors or executive officers.

James E. Swauger, Ph.D., Senior Vice President of Science and Regulatory Affairs.  Dr. Swauger has served as our Senior Vice President of Science and Regulatory Affairs since October 31, 2017.  Prior to that time, Dr. Swauger was employed for 23 years, from 1993 through March 2016, in various positions of significant scientific and regulatory responsibility with Reynolds American Inc., including serving as its Vice President of Regulatory Oversight from 2008 through 2016.  Dr. Swauger received his Ph.D. Degree in Biochemical Toxicology from the Johns Hopkins University in 1990 and his Bachelor of Science Degree in Toxicology (Magna cum laude) from Northeastern University in 1985.

John T. Brodfuehrer, Chief Financial Officer. Mr. Brodfuehrer has served as our Chief Financial Officer since April 2013. Prior to that time, Mr. Brodfuehrer served from March 2011 through December 2012 as Chief Financial Officer of Latina Boulevard Foods, LLC, or LBF, an entity formed as the result of a merger of two long-time Western New York wholesale food distributors. Prior to his employment with LBF, from May 2010 through February 2011, Mr. Brodfuehrer was Vice-President of Retail Accounting for United Refining Company, or URC, an independent refiner and marketer of petroleum products. Prior to his time at URC, from April 1985 through July 2009, Mr. Brodfuehrer served in multiple roles over a twenty-four-year span with NOCO Energy Corp, a diversified distributor of energy products and related services. Mr. Brodfuehrer served as NOCO’s Chief Financial Officer, Vice-President and as a member of the Board of Directors from 2000 to 2009. Mr. Brodfuehrer earned a Bachelor of Science in Business Administration, summa cum laude, from the State University of New York at Buffalo in 1979 and became a New York State Certified Public Accountant in 1981.

Thomas L. James, Esq., Vice President, General Counsel and Secretary. Mr. James has served as our Vice President, General Counsel and Secretary since May 2014. Prior to that time, Mr. James served for 13 years as a Partner and later as an Of Counsel attorney with Foley & Lardner LLP. Prior to that time, Mr. James was a Partner in the law firm of Freedman, Levy, Kroll & Simonds and an attorney with other law firms. Mr. James holds a Juris Doctor Degree from the Georgetown University Law Center in Washington, D.C. and a Bachelor of Science Degree in Business from the University of Maryland. Mr. James is a member of the District of Columbia Bar and is also admitted to practice before the United States Supreme Court.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during 2017 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for 2017. The NEOs are identified below in the table titled “Summary Compensation Table.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after 2017 when we believe it enhances the understanding of our executive compensation program.

Overview of Our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated management team is essential to the future performance of our Company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

•	to motivate our executive officers to achieve and create stockholder value;

•	to attract and retain executive officers who we believe have the experience, temperament, talents, and convictions to contribute significantly to our future success; and

•	to align the economic interests of our executive officers with the interests of our stockholders.

In light of these objectives, we have sought to reward our NEOs for creating value for our stockholders and for loyalty and dedication to our Company.

Setting Executive Compensation

Our Compensation Committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing the Company’s response to the outcome of the advisory votes of stockholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans.

Our Board of Directors, our Compensation Committee and our Chief Executive Officer each play a role in setting the compensation of our NEOs. Our Board of Directors appoints the members of our Compensation Committee and delegates to the Compensation Committee the direct responsibility for overseeing the design and administration of our executive compensation program. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and are committed to ongoing engagement with our stockholders on executive compensation practices. The Compensation Committee specifically considers the results from the annual stockholder advisory vote on executive compensation. At the 2017 annual meeting of stockholders, more than 82% of the votes cast on the stockholder advisory vote on executive compensation were in favor of our executive compensation.

Our Compensation Committee engaged the firm of Towers Watson in 2015 to provide broad executive compensation benchmarks based upon surveys of public and private companies which were similarly sized to us. Based upon these survey results, the Committee adopted a comprehensive executive compensation structure that it felt would best align the interests of our management with those of our stockholders. The Compensation Committee did not engage a compensation consultant in 2016 in light of the analysis by Willis Towers Watson (formerly Towers Watson) in 2015. In 2017, the Compensation Committee dealt with establishing the compensation parameters of on-boarding new, key employees at the executive level.  The Committee also approved re-engaging the Willis Towers Watson consulting firm in 2018 to conduct a market survey on executive compensation and incentive practices and trends for similarly sized public companies. The key elements of our compensation structure are:

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•	Rationalize the base pay (annual salary) of each NEO based on the job description and scope of responsibilities of that position. Each position is assigned a target annual salary and range, with minimum and maximum salaries established for each position.

•	Establish annual incentive awards (bonuses) for each NEO. Annual incentive awards are based on a percentage of each position’s base pay and are tied to the achievement of 4-6 weighted, measurable objectives defined for that position in the upcoming calendar year.

•	Establish a Long-Term Incentive Pay Program which provides for continuity of key management personnel through grants of stock incentives. These incentives are designed to vest over multiple years and will be determined in dollar amounts as a multiple of each executive’s base salary.

To assure independence, the Compensation Committee pre-approves all other work unrelated to executive compensation proposed to be provided by Willis Towers Watson, if any. The Compensation Committee also considered all factors relevant to the consultant’s independence from management when it was engaged, including but not limited to the following factors:

•	The provision of other services that the consultant provides to us;

•	The amount of fees received from us as a percentage of the consultant’s total revenue;

•	The consultant’s policies and procedures designed to prevent conflicts of interest;

•	Business or personal relationships of the consultant with our Compensation Committee members;

•	The amount of our stock owned by the consultant; and

•	Business or personal relationships of the consultant with our executive officers

Elements of Executive Compensation

Our current executive compensation program for our NEOs consists of the following elements:

•	Base salary;

•	Short-term (annual) incentive compensation;

•	Long-term incentive compensation; and

•	Retirement and other benefits.

Base Salary

We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. We rationalize the base pay (annual salary) of each NEO based on the job description and scope of responsibilities of that position. Each position is assigned a target annual salary and range, with minimum and maximum salaries established for each position.

The fiscal 2018 base salaries for our NEOs, as well as the percentage increase from the fiscal 2017 base salaries, are as follows:

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Name	Fiscal 2018 Base Salary		Percentage Increase Over Fiscal 2017 Base Salary

Henry Sicignano, III		$300,000	23.4%
James E. Swauger, Ph.D.		$250,000	-
John T. Brodfuehrer		$200,000	-
Thomas L. James, Esq.		$220,000	10.0%
Michael R. Moynihan, Ph.D.*	$		N/A

* Michael R. Moynihan, Ph.D. retired effective on December 31, 2017.

Incentive Compensation

For 2017, our incentive compensation program consisted of (i) a discretionary annual cash bonus opportunity and (ii) long-term equity incentive compensation consisting of equity awards. We award annual incentive awards (bonuses) for each NEO that are based on a percentage of each position’s base pay and are tied to the achievement of 4-6 weighted, measurable objectives defined for that position in the upcoming calendar year. We also provide for a long-term incentive pay program which provides for continuity of key management personnel through grants of stock incentives. These incentives are designed to vest over multiple years and will be determined in dollar amounts as a multiple of each executive’s base salary.

The annual cash bonus opportunity and the long-term equity incentive compensation for 2017 are discussed in detail below.

Discretionary Cash Bonus Opportunity

The Compensation Committee has the authority to award discretionary annual cash bonuses to our NEOs. The cash bonuses are intended to compensate NEOs for individual performance achievements and for achieving important goals and objectives, including those set out in performance reviews from the prior year. In addition to individual performance, determination of a NEO’s achievements generally takes into account such factors as our overall financial performance and improving our operations. Bonus levels vary depending on the individual executive and are not formulaic, but instead are based upon an objective and subjective evaluation of performance and other circumstances. For 2017, target bonus levels were established by the Compensation Committee as follows: $195,000 for Mr. Sicignano (80% of 2017 base salary), $90,000 for Mr. James (45% of 2017 base salary), and $90,000 for Mr. Brodfuehrer (45% of 2017 base salary). Due to the timing of Dr. Swauger’s employment, the Compensation Committee did not set a target bonus level for him in 2017.

The Compensation Committee recommended, and the Board of Directors unanimously approved, the award of cash bonuses in 2018 in recognition of work performance in 2017 as follows: $94,800 for Mr. Sicignano (50% of target bonus), $67,500 for Mr. James (75% of target bonus), and $71,100 for Mr. Brodfuehrer (79% of target bonus). Due to the timing of Dr. Swauger’s employment, the Compensation Committee did not award a cash bonus for him in 2017.

Long-Term Equity Incentive Compensation

Our Compensation Committee believes that equity awards enhance the alignment of the economic interests of our NEOs and the economic interest of our stockholders and provides our NEOs with incentives to remain in our employment. In 2017, we granted awards of stock options to our NEOs to motivate and retain our NEOs while aligning their economic interest with our stockholders through potential long-term equity ownership.

For 2017, we awarded our NEOs with the following stock options valued at $345,987 for Mr. Sicignano, $128,836 for Mr. Brodfuehrer, $128,836 for Mr. James, and $64,418 for Dr. Moynihan (with the dollar values converted into a specific number of stock options based on the Black-Scholes option-pricing model).

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In connection with his appointment as our Senior Vice President of Science and Regulatory Affairs, Dr. Swauger was awarded (i) a stock option to purchase nine hundred thousand (900,000) shares of the our common stock (the “Time Vesting Options”) at an exercise price of $2.12 per share, which equals the closing price per share of the Company’s common stock on the NYSE American stock exchange on October 31, 2017, and (ii) a stock option to purchase three hundred thousand (300,000) shares of the Company’s common stock (the “Performance Vesting Options”) at an exercise price of $2.12 per share. The Time Vesting Options will vest, subject to continued employment with us, as follows: (i) three hundred thousand (300,000) will vest on November 1, 2018, (ii) three hundred thousand (300,000) will vest on November 1, 2019 and (iii) the final three hundred thousand (300,000) will vest on November 1, 2020. The Performance Vesting Options will vest as follows: (i) one hundred thousand (100,000) will vest if and when Dr. Swauger is successful in submitting a complete Modified Risk Tobacco Product (“MRTP”) application to the Center for Tobacco Products (“CTP”) of the U.S. Food and Drug Administration (“FDA”) for the Company’s Very Low Nicotine MRTP candidate known as “BRAND A” on or before March 31, 2019, (ii) one hundred thousand (100,000) will vest if and when the submitted MRTP application is submitted by the CTP to the FDA’s Tobacco Products Scientific Advisory Committee (“TPSAC”) for review, and (iii) the remaining one hundred thousand (100,000) will vest if and when Dr. Swauger is successful in securing an MRTP authorization from the FDA on or before December 31, 2020 or before the termination of his employment, whichever is earlier (provided that the date December 31, 2020 will be modified in a corresponding fashion by any decision to extend the required submission date of the MRTP application to the FDA).

The stock option awards resulted in a grant of the following number of shares purchasable by our NEOs under such stock options as of the date of grant on May 24, 2017, except for Dr. Swauger’s stock options that were granted on October 31, 2017:

Name	Stock Options (#)

Henry Sicignano, III	333,000
James E. Swauger, Ph.D.	1,200,000
John T. Brodfuehrer	124,000
Thomas L. James	124,000
Michael R. Moynihan, Ph.D.	62,000	(1)

(1)	These stock options awarded to Michael R. Moynihan, Ph.D. were forfeited due to his retirement effective on December 31, 2017.

Retirement and Other Benefits

We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(K) plan pursuant to which we make a safe harbor non-elective contribution of 3% of the employee’s annual compensation. We also provide health and dental insurance to the employees.

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Summary Compensation Table

The following table summarizes the compensation paid by the Company in each of the last three completed fiscal years for our NEOs:

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards (1)	All Other Compensation (2)	Total
Henry Sicignano, III	2017	$242,690	$94,800		$-	$345,987	$27,988	$711,375
President and Chief Executive Officer	2016	$235,808	$-		$-	$300,000	$25,489	$561,297
	2015	$224,231	$-		$-	$230,300	$24,773	$479,304

James E. Swauger, Ph.D.	2017	$42,308	$-		$-	$1,903,500	$-	$1,945,808
Senior VP of Science and Regulatory Affairs

John T. Brodfuehrer	2017	$199,423	$71,100		$-	$128,836	$13,278	$412,637
Chief Financial Officer and Treasurer	2016	$187,731	$-		$-	$142,500	$12,236	$342,467
	2015	$158,981	$-		$-	$128,000	$12,491	$299,472

Thomas L. James	2017	$203,224	$67,500	$		$128,836	$19,589	$419,149
VP, General Counsel and Secretary	2016	$200,769	$-		$-	$96,000	$21,297	$318,066
	2015	$200,769	$75,000		$-	$130,000	$20,770	$426,539

Michael R. Moynihan, Ph.D. (3)	2017	$156,923	$-		$-	$64,418	$19,276	$240,617
Former VP of R&D	2016	$160,615	$-		$-	$54,900	$15,102	$230,617
	2015	$159,308	$-		$-	$128,000	$14,831	$302,139

(1)	Represents the grant date fair value calculated pursuant to FASB ASC 718. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used for options granted in 2017:

	For James E. Swauger Ph.D. Stock Options	For all Other NEO Stock Options
Risk-free interest rate	2.12%	2.26%
Expected dividend yield	0%	0%
Expected stock price volatility	90%	90%
Expected life of options	6 years	6 years

(2)	All Other Compensation consists of the following:

Name	Year	Health and Dental Insurance	Employer Contributions to Company 401(k) Plan	All Other Compensation Total

Henry Sicignano, III	2017	$20,711	$7,277	$27,988

James E. Swauger, Ph.D.	2017	$-	$-	$-

John T. Brodfuehrer	2017	$7,301	$5,977	$13,278

Thomas L. James	2017	$13,589	$6,000	$19,589

Michael R. Moynihan, Ph.D. (3)	2017	$14,476	$4,800	$19,276

(3)	Michael R. Moynihan, Ph.D. retired effective on December 31, 2017.

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CEO Pay Ratio

We have determined the internal pay ratio between our chief executive officer’s total compensation and the median annual total compensation of all employees (except for the chief executive officer). We identified the “Median Employee” based on the total annualized compensation of all full-time and part-time employees employed by us on December 1, 2017. Our chief executive officer had annual compensation of $711,375 and our Median Employee had annual compensation of $36,608. Therefore, our chief executive officer’s annual total compensation is approximately nineteen (19) times that of the median of the annual compensation of all our employees.

Grant of Plan-Based Awards

As described above in the Compensation Discussion and Analysis, we granted stock options to certain of our NEOs in 2017. The following table sets forth information regarding all such awards

Name	Grant Date	Date of Board Action	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)

Henry Sicignano, III	5/24/2017	5/18/2017	-	333,000	$1.39	$345,987

James E. Swauger, Ph.D.	10/31/2017	10/30/2017	-	1,200,000	$2.12	$1,903,500

John T. Brodfuehrer	5/24/2017	5/18/2017	-	124,000	$1.39	$128,836

Thomas L. James	5/24/2017	5/18/2017	-	124,000	$1.39	$128,836

Michael R. Moynihan, Ph.D. (3)	5/24/2017	5/18/2017	-	62,000	$1.39	$64,418

(1)	Options vest over a period of three years with 1/3 of the options vesting on each one-year anniversary of the date of grant, except for 300,000 options awarded to James E. Swauger, Ph.D. that vest on the attainment of various performance milestones discussed above.

(2)	Represents the grant fair value computed in accordance with FASB ASC 718.

(3)	These stock options awarded to Michael R. Moynihan, Ph.D. were forfeited due to his retirement effective on December 31, 2017.

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Outstanding Equity Awards at 2017 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- exercisable (#) (2)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mr. Sicignano	100,000	-		$0.69	5/18/2022	-	$-	-	$-
	350,000	-		$0.96	2/16/2025	-	$-	-	$-
	141,844	283,688		$0.95	3/4/2026	-	$-	-	$-
	-	333,000		$1.39	5/24/2027	-	$-	-	$-

Dr. Swauger	-	1,200,000		$2.12	10/31/2027	-	$-	-	$-

Mr. Brodfuehrer	194,529	-		$0.96	2/16/2025	-	$-	-	$-
	67,376	134,752		$0.95	3/4/2026	-	$-	-	$-
	-	124,000		$1.39	5/24/2027	-	$-	-	$-

Mr. James	300,000	-		$2.61	5/27/2024	-	$-	-	$-
	197,568	-		$0.96	2/16/2025	-	$-	-	$-
	45,390	90,780		$0.95	3/4/2026	-	$-	-	$-
	-	124,000		$1.39	5/24/2027	-	$-	-	$-

Dr. Moynihan	100,000	-		$0.69	5/18/2022	-	$-	-	$-
	75,000	-		$0.80	2/25/2023	-	$-	-	$-
	194,529	-		$0.96	2/16/2025	-	$-	-	$-
	30,000	60,000	(1)	$0.82	4/29/2026	-	$-	-	$-
	-	62,000	(1)	$1.39	5/24/2027	-	$-	-	$-

(1)	These stock options awarded to Michael R. Moynihan, Ph.D. were forfeited due to his retirement effective on December 31, 2017.

(2)	All unvested options vest one-third per year on the anniversary of the grant date, except for 300,000 options awarded to James E. Swauger, Ph.D. that vest on the attainment of various performance milestones discussed above.

Option Exercise and Stock Vested for Fiscal 2017

The following table sets forth information about the exercise of options by our NEOs and the vesting of their restricted stock awards in fiscal 2017.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Henry Sicignano, III	-	$-	-	$-
John T. Brodfuehrer	-	$-	-	$-
James Swauger, Ph.D.	-	$-	-	$-
Michael Moynihan, Ph.D.	-	$-	-	$-
Thomas L. James	-	$-	100,000	$138,000

(1)	The amount in this column has been computed based on the closing price of our common stock on the vesting date of May 1, 2017.

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Employment Agreements with Executive Officers

We have entered into employment agreements with each of our NEOs as follows:

Henry Sicignano, III. Mr. Sicignano entered into an employment agreement with us on January 25, 2011 for an initial term of five years that automatically renews on an annual basis thereafter unless terminated. If Mr. Sicignano’s employment is terminated by the Company without Cause or by Mr. Sicignano for Good Reason (as such terms are defined in his employment agreement), then Mr. Sicignano will be entitled to a severance benefit in the form of a continuation of his then-base salary until the later of (i) three years from the termination date or (ii) the expiration of the initial five-year term.

The employment agreement of Mr. Sicignano provides that in the event of a change in control (as defined in his employment agreement) of our Company, then during the three (3)-year period following such change in control if certain triggering events occur, such as if he is terminated other than for Cause (as defined in his employment agreement), death or disability, or if his responsibilities are diminished after the change in control as compared to his responsibilities prior to the change in control, or if his base salary or benefits are reduced, or he is required to relocate more than twenty-five (25) miles from his current place of employment, then in any such events he will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign his employment with us, in which case he will be entitled to receive: (A) the greater of either his base salary for the then remaining portion of the initial 5-year term of the agreement or his base salary for three (3) years thereafter; (B) reimbursement for eighteen (18) months of his reasonable costs for medical, dental, life, disability and other benefits and insurance coverage that he received during his employment; (C) outplacement services for two (2) years; and (D) the immediate vesting of all options and/or restricted stock grants previously granted or to be granted to him.

The employment agreement of Mr. Sicignano provides that during his employment by us and for a period of two (2) years after he ceases to be employed by us, the following non-compete covenants will apply: (i) he will not (except on behalf of us) provide or offer to provide any goods or services to any entity engaged in the United States in the making, offering, marketing, distributing and/or selling of products made from the tobacco (Nicotiana) plant, and/or providing or offering to provide the same or substantially similar services to any customer or prospective customer, (ii) he will not interfere with our relationships with any customer, prospective customer, supplier, distributor, farmer and/or manufacturer, and (iii) he will not induce or attempt to induce any persons employed by us to leave their employment with us, nor hire or employ, or attempt to hire or employ, any persons employed by us, nor assist or facilitate in any way any other person or entity in the hiring of any persons employed by us.

James E. Swauger, Ph. D. Dr. Swauger entered into an employment agreement with us on October 31, 2017 for an initial term of three years that automatically renews on an annual basis thereafter unless terminated. If Dr. Swauger’s employment is terminated by the Company without Cause or by Dr. Swauger for Good Reason (as such terms are defined in the employment agreement), then Dr. Swauger Moynihan will be entitled to a severance benefit in the form of a continuation of his then-base salary for one year from the termination date.

The employment agreement of Dr. Swauger provides that in the event of a change in control (as defined in his employment agreement) of our Company, then during the two (2)-year period following such change in control if certain triggering events occur, such as if he is terminated other than for Cause (as defined in his employment agreement), death or disability, or if his responsibilities are diminished after the change in control as compared to his responsibilities prior to the change in control, or if his base salary or benefits are reduced, then in any such events he will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign his employment with us, in which case he will be entitled to receive: (A) his base salary which remains unpaid for the remainder of the ninety day period and (B) the immediate vesting of all unvested Time Vested Options (as defined in his employment agreement).

The employment agreement of Dr. Swauger provides that he will devote 80% of his full time, ability and attention to the business of our Company, except that Dr. Swauger can continue to own and operate Vega Scientific (“Vega”), a consulting enterprise to third-party companies that Dr. Swauger was operating prior to becoming employed by our Company and, as such, our Company has agreed with Dr. Swauger that he can continue to own and operate Vega and to devote up to 20% of normal working hours to this enterprise provided that he does not perform services for other companies that are prohibited under his employment agreement. The employment agreement of Dr. Swauger otherwise contains similar non-competition and non-interference covenants as Mr. Sicignano; however, the non-competition, non-interference and non-solicitation covenants are in effect for a period of two (2) years after the he ceases to be employed by us, except that such restrictions do not apply to (i) any person who is brought on by Dr. Swauger as a consultant or subcontractor to our Company while Dr. Swauger is employed by us or (ii) Dr. Swauger’s activities with and through Vega in areas not specifically excluded under his employment agreement.

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John T. Brodfuehrer. Mr. Brodfuehrer entered into an employment agreement with us on March 19, 2013 for an initial term of two years that automatically renews on an annual basis thereafter unless terminated. If Mr. Brodfuehrer’s employment is terminated by the Company without Cause or by Mr. Brodfuehrer for Good Reason (as such terms are defined in the employment agreement), then Mr. Brodfuehrer will be entitled to a severance benefit in the form of a continuation of his then-base salary for six months from the termination date.

The employment agreement of Mr. Brodfuehrer provides that in the event of a change in control (as defined in his employment agreement) of our Company, then during the three (3)-year period following such change in control if certain triggering events occur, such as if he is terminated other than for Cause (as defined in his employment agreement), death or disability, or if his responsibilities are diminished after the change in control as compared to his responsibilities prior to the change in control, or if his base salary or benefits are reduced, then in any such events he will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign his employment with us, in which case he will be entitled to receive: (A) a severance benefit in the form of a continuation of his then-base salary for six months from the termination date and (B) the immediate vesting of all options and/or restricted stock grants previously granted or to be granted to him.

The employment agreement of Mr. Brodfuehrer contains the same non-competition and non-interference covenants as Mr. Sicignano, but they are in effect for a period of four (4) years after he ceases to be employed by us.

Thomas L. James, Esq. Mr. James entered into an employment agreement with us on May 12, 2014 for an initial term of three years that automatically renews on an annual basis thereafter unless terminated. Mr. James commenced his employment with us on May 27, 2014. If Mr. James’ employment is terminated by the Company without Cause or by Mr. James for Good Reason (as such terms are defined in the employment agreement), then Mr. James will be entitled to a severance benefit in the form of a continuation of his then-base salary until the later of (i) three years from the termination date or (ii) the expiration of the initial three-year term.

The employment agreement of Mr. James provides that in the event of a change in control (as defined in his employment agreement) of our Company, then during the three (3)-year period following such change in control if certain triggering events occur, such as if he is terminated other than for Cause (as defined in his employment agreement), death or disability, or if his responsibilities are diminished after the change in control as compared to his responsibilities prior to the change in control, or if his base salary or benefits are reduced, then in any such events he will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign his employment with us, in which case he will be entitled to receive: (A) the greater of either his base salary for the then remaining portion of the initial 3-year term of the agreement or his base salary for three (3) years thereafter; (B) reimbursement for eighteen (18) months of his reasonable costs for medical, dental, life, disability and other benefits and insurance coverage that he received during his employment; (C) outplacement services for two (2) years; and (D) the immediate vesting of all options and/or restricted stock grants previously granted or to be granted to him.

The employment agreement of Mr. James contains the same non-compete covenants as Mr. Sicignano, which will be in effect for a period of two (2) years after he ceases to be employed by us.

Equity Plans

Equity Incentive Plan. On October 21, 2010, we established the 2010 Equity Incentive Plan (the “EIP”) for officers, employees, Directors, consultants and advisors to the Company and its affiliates, consisting of 4,250,000 shares of common stock reserved for issuance under the EIP. The EIP has a term of ten years and is administered by our Board or a committee to be established by our Board, to determine the various types of incentive awards that may be granted to recipients under this plan, such as stock grants, stock options, stock appreciation rights, performance share awards, restricted stock and restricted stock units, and the number of shares of common stock to underlie each such award under the EIP. There are no additional shares of common stock available for issuance under the EIP.

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22nd Century Group, Inc. 2014 Omnibus Incentive Plan. Our Board of Directors adopted, and our stockholders approved at our 2014 annual meeting of stockholders, the 22nd Century Group, Inc. 2014 Omnibus Incentive Plan (the “Plan”). The Plan allows for the granting of equity and cash incentive awards to eligible individuals, including the issuance of shares of our common stock pursuant to awards under the Plan. The approval of the Plan in 2014 included the authorization of 5,000,000 shares of our common stock to underlie awards under the Plan. Our Board of Directors subsequently adopted, and our stockholders approved at our 2017 annual meeting of stockholders, an amendment to the Plan authorizing an additional 5,000,000 shares of our common stock to underlie awards under the Plan. Awards under the Plan are intended to support the creation of long-term value for our stockholders. We believe the Plan strikes an appropriate balance between rewarding performance and limiting stockholder dilution, while providing our Company with the flexibility to meet changing compensation needs. The Compensation Committee of our Board of Directors administers the Plan. The Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards.

Compensation Policies and Practices and Risk Management

The Compensation Committee considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Compensation Committee does not see them as encouraging risk taking. We also provide NEOs with equity awards to help further align their interests with those of our stockholders. The compensation committee believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.

The Compensation Committee believes that our compensation philosophy and programs encourage employees to strive to achieve both short- and long-term goals that are important to our success and building stockholder’s value, without promoting unnecessary or excessive risk taking. The Compensation Committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the compensation committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company

Compensation Committee Report

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our Compensation Committee’s review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Richard M. Sanders (Chair)

James W. Cornell

Nora B. Sullivan

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable to us than those available from unaffiliated third parties. Our Board of Directors has adopted written policies and procedures regarding related person transaction. For purposes of these policies and procedures:

•	A “related person” means any of our Directors, executive officers, nominees for director, holder of 5% or more of our common stock or any of their immediate family members; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, Directors or nominees for director is required to disclose to our audit committee certain information relating to related person transactions for review, approval or ratification by our audit committee. In making a determination about approval or ratification of a related person transaction, our audit committee will consider the information provided regarding the related person transaction and whether consummation of the transaction is believed by the committee to be in our best interests. Our audit committee may take into account the effect of a Director’s related person transaction on the Director’s status as in independent member of our Board of Directors and eligibility to serve on committees of our Board under SEC rules and the listing standards of the NYSE American. Any related person transaction must be disclosed to our full Board of Directors. There were no related party transactions in 2017 and 2016.

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PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company's 2017 executive compensation as reported in this proxy statement.

We urge stockholders to read the "Executive Compensation" section beginning on page 12 of this proxy statement, as well as the Compensation Discussion and Analysis, the Summary Compensation Table and other related compensation tables and narrative in this proxy statement, which provide detailed information on the compensation of our NEOs.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of 22nd Century Group, Inc. (the “Company”) approve, on an advisory basis, the 2017 compensation of the Company's named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2018 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our Board of Directors recommends that a vote FOR the approval of the advisory resolution on executive compensation.

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PROPOSAL NO. 3
THE RATIFICATION OF THE APPOINTMENT OF FREED MAXICK CPAs, P.C. AS
THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR
FISCAL YEAR 2018

The Audit Committee has appointed Freed Maxick CPAs, P.C. (“Freed”) as our independent registered certified public accounting firm for the fiscal year 2018 and has further directed that the selection of Freed be submitted to a vote of stockholders at the annual meeting for ratification.

In selecting Freed to be our independent registered public accounting firm for 2018, our Audit Committee considered the results from its review of Freed’s independence, including (i) all relationships between Freed and our Company and any disclosed relationships or services that may impact Freed’s objectivity and independence; (ii) Freed’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Freed engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our Audit Committee charter does not require that our stockholders ratify the selection of Freed as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Freed, but still may retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Freed are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board of Directors recommends a vote FOR the ratification of the appointment of
Freed Maxick CPAs, P.C as our independent registered certified public accounting firm for the year 2018.
If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered certified public accounting firm.

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INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table shows the fees billed to us for the audits and other services provided by for the fiscal years ended December 31, 2017 and 2016, respectively.

	2017	2016

Audit fees	$179,000	$177,000
Audit-related fees	7,000	9,000
Tax fees	-	-
All other fees	-	-
	$186,000	$186,000

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements and the quarterly reviews of financial statements and for any other services that are normally provided by our independent registered public accountants in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and the financial statements of our subsidiaries that were not otherwise included in Audit Fees. The Audit Fees included services rendered in connection with the filing of Forms S-3 with the SEC during 2017 and 2016.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified series in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has considered whether the provision of the services not related to the audit of the financial statements acknowledged in the table above was compatible with maintaining the independence of Freed’s and is of the opinion that the provision of these services was compatible with maintaining Freed’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2017 with Freed, our independent registered public accounting firm for fiscal 2017, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Board of Directors has discussed with Freed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

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The Audit Committee has received the written disclosures and the letter from Freed mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Board of Directors concerning independence and has discussed with Freed its independence and has considered whether the provision of non-audit services provided by Freed is compatible with maintaining Freed’s independence.

Based on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Board of Directors has selected Freed as our independent auditor for 2018.

This report is submitted by the members of the Audit Committee of the Board of Directors:

James W. Cornell (Chair)
Richard M. Sanders
Nora B. Sullivan

STOCKHOLDER PROPOSALS FOR THE 2019 MEETING

Our amended and restated bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2019 must be received by us no later than November 19, 2018. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

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2018 ANNUAL MEETING OF STOCKHOLDERS OF

22nd Century Group, Inc.

April 27, 2018

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The 2017 Annual Report on Form 10-K and proxy statement of 22nd Century Group, Inc. are available online at https://ir.xxiicentury.com/sec-filings-xbrl. For directions to the Annual Meeting, please contact Nathan Schmitt at 716-270-1523 or through www.xxiicentury.com/contact.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3, AND “FOR ALL NOMINEES” IN PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 2 and 3, and FOR ALL NOMINEES in Proposal 1.

1. ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS TO SERVE A THREE-YEAR TERM AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED:

FOR ALL NOMINEES ☐

WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

FOR ALL EXCEPT ☐

(See instructions below)

O Henry Sicignano, III

O Richard M. Sanders

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

 2. ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION FOR FISCAL YEAR 2017:

RESOLVED, that the stockholders of 22nd Century Group, Inc. (the "Company") approve, on an advisory basis, the 2017 compensation of the Company's named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2018 Annual Meeting of Stockholders.

FOR ☐          AGAINST ☐          ABSTAIN ☐

3. RATIFICATION OF APPOINTMENT OF FREED MAXICK CPAs, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018:

FOR ☐          AGAINST ☐          ABSTAIN ☐

Proxy for 2018 Annual Meeting of Stockholders on April 27, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas L. James and John T. Brodfuehrer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of 22nd Century Group, Inc. to be held in the 6th Floor Conference Center of The Larkin Center of Commerce, 701 Seneca Street, Buffalo, New York 14210, on Friday, April 27, 2018, beginning at 10:30 A.M. local time and at any adjournments or postponements thereof, as shown on the reverse side hereof.

To change the address on your account, please check the box at right and indicate your new address in the address space on this Proxy Card. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	Signature (Joint Owners)	Date